Cyota, Inc.
Consolidated Balance Sheets
U.S. dollars in thousands (except share and per share data)

		September 30,
	December 31,	2005
	2004	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$9,399	$5,677
Restricted cash	26	26
Accounts receivable	974	2,499
Prepaid expenses and other current assets	167	347

Total current assets	10,566	8,549
Property and equipment, net	454	1,000
Other assets	329	702

Total assets	$11,349	$10,251

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$440	$661
Payroll and benefit related liabilities	525	874
Other payables and accrued expenses	1,153	1,231

Total current liabilities	2,118	2,766
Accrued severance liability	405	519

Total liabilities	2,523	3,285

Stockholders’ Equity:
Preferred Stock, $0.002 par value; 394,620,000 shares authorized; 196,515,001 shares issued and outstanding	393	393
Common stock, $0.002 par value; 273,000,000 shares authorized; 16,291,035 and 19,752,318 shares issued and outstanding at December 31, 2004 and September 30, 2005, respectively	32	40
Additional paid-in capital	27,091	29,320
Deferred stock compensation	—	(1,293)
Stock purchase receivable	(32)	(32)
Accumulated deficit	(18,658)	(21,462)

Total stockholders’ equity	8,826	6,966

Total liabilities and stockholders’ equity	$11 ,349	$10,251

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Consolidated Statements of Operations
U.S. dollars in thousands (except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
	(Unaudited)		(Unaudited)
Revenues	$1,705	$3,006	$4,906	$7,946
Cost of revenues	819	1,202	2,193	3,428

Gross profit	886	1,804	2,713	4,518

Operating expenses:
Research and development	495	826	1,435	2,317
Sales and marketing	409	1,136	1,165	3,056
General and administrative	139	680	425	2,041

Total operating expenses	1,043	2,642	3,025	7,414

Loss from operations	(157)	(838)	(312)	(2,896)

Interest and other income, net	68	18	70	92

Loss before income taxes	(89)	(820)	(242)	(2,804)

Provision for income taxes	—	—	—	—

Net loss	$(89)	$(820)	$(242)	$(2,804)

Basic and diluted net loss per share	$(0.01)	$(0.04)	$(0.02)	$(0.15)

Weighted average number of shares of common stock used in computing basic and diluted net loss per share	12,060	19,402	11,515	18,208

Stock-based compensation charge can be allocated to the following:
Cost of revenues	$—	$6	$—	$36
Research and development	—	146	—	357
Sales and marketing	—	70	—	199
General and administrative	—	86	—	283

Total non-cash stock compensation	$—	$308	$—	$875

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Consolidated Statements of Changes in Stockholders’ Equity
U.S. dollars in thousands (except share data)

					Additional	Deferred	Stock		Total
	Preferred Stock		Common Stock		Paid-in	Stock	Purchase	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Compensation	Receivable	Deficit	Equity
Balance at January 1, 2004	97,821,969	196	11,131,369	22	20,131	—	—	(17,360)	2,989
Net loss	—	—	—	—	—	—	—	(1,298)	(1,298)
Recapitalization	31,550,608	63	—	—	(63)	—	—	—	—
Net exercise of warrants	1,233,333	2	2,466,668	5	(7)	—	—	—	—
Issuance of new Series B Stock, net	65,909,091	132	—	—	6,997	—	—	—	7,129
Exercise of stock options	—	—	2,692,998	5	33	—	(32)	—	6

Balance at January 1, 2005	196,515,001	$393	16,291,035	$32	$27,091	$—	$(32)	$(18,658)	$8,826
Net loss	—	—	—	—	—	—	—	(2,804)	(2,804)
Sale of common stock	—	—	250,000	1	24	—	—	—	25
Exercise of employee stock options	—	—	2,913,418	6	29	—	—	—	35
Exercise of Auripay stock options	—	—	157,865	1	8	—	—	—	9
Exercise of warrants	—	—	140,000	—	—	—	—	—	—
Deferred stock compensation	—	—	—	—	2,168	(2,168)	—	—	—
Amortization of stock-based compensation	—	—	—	—	—	875	—	—	875

Balance at September 30, 2005 (Unaudited)	196,515,001	$393	19,752,318	$40	$29,320	$(1,293)	$(32)	$(21,462)	$6,966

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Consolidated Statements of Cash Flows
U.S. dollars in thousands

	Nine Months Ended
	September 30,
	2004	2005
	(Unaudited)
Cash flows from operating activities:
Net loss	$(242)	$(2,804)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	76	218
Deferred stock compensation	—	875
Increase in accounts receivable, net	(249)	(1,525)
Decrease (increase) in prepaid expenses and other assets	20	(180)
Increase in accounts payable	12	221
(Decrease) increase in other liabilities and accrued expenses	(155)	427
Increase (decrease) in accrued severance liability, net	28	(5)

Net cash used in operating activities	(510)	(2,773)

Cash flows from investing activities:
Purchases of property and equipment	(178)	(764)
Investment in restricted cash	—	(254)

Net cash used in investing activities	(178)	(1,018)

Cash flows from financing activities:
Proceeds from sale of common stock	—	25
Proceeds from exercise of stock options	45	44

Net cash provided by financing activities	45	69

Net decrease in cash and cash equivalents	(643)	(3,722)
Cash and cash equivalents, beginning of period	2,824	9,399

Cash and cash equivalents, end of period	$2,181	$5,677

The accompanying notes are an integral part of these consolidated financial statements.

Cyota, Inc.
Notes to Consolidated Financial Statements (Unaudited)
U.S. dollars in thousands (except share and per share data)
1.	Organization and Operations
Cyota, Inc. (together with its subsidiary, the “Company”) was incorporated in October 1999 under the laws of the State of Delaware. The Company develops and markets anti-fraud solutions for banks and financial institutions worldwide. The Company’s products and services include online payment security services (Verified by Visa and MasterCard SecureCode) and anti-phishing solutions.
Cyota Israel Ltd. (“Cyota-lsrael”), the Company’s wholly owned subsidiary, was incorporated in October 1999 under the laws of the State of Israel. Cyota-lsrael currently serves as a research and development center for the Company.
2.	Summary of Significant Accounting Policies
Interim Financial Information
The accompanying unaudited consolidated financial statements have been prepared and reflect all adjustments, consisting only of normal recurring adjustments, which in the opinion of management are necessary to present fairly the financial position and the results of operations for the interim periods. The consolidated balance sheet at December 31, 2004 has been derived from audited financial statements at that date. The consolidated financial statements have been prepared in accordance with the regulations of the Securities and Exchange Commission, but omit certain information and footnote disclosure necessary to present the statements in accordance with generally accepted accounting principles. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 2004. Results for the interim periods are not necessarily indicative of results for the entire fiscal year.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management involve the assessment of collectibility of accounts receivable, the determination of the allowance for doubtful accounts, the computation of the Company’s effective tax rate and deferred tax assets and liabilities, the determination of the fair market value of its common stock and the valuation and useful lives of its long-lived assets. Actual results can differ from those estimates.
Principles of Consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiary. As of December 31, 2004 and September 30, 2005, all of the Company’s subsidiary are wholly owned. All significant intercompany transactions and balances have been eliminated in consolidation.
Functional Currency
The reporting and functional currency of the Company is the U.S. dollar. A substantial portion of Cyota-lsrael’s costs are incurred in Israel and denominated in New Israeli Shekels (“NIS”). Most of the Company’s revenues and marketing costs are generated outside of Israel, primarily in transactions denominated in U.S. dollars. Accordingly, the currency of the primary economic environment in which the Company’s operations are conducted is the U.S. dollar, which is used as the functional and reporting currency of the Company and its subsidiary.
Transactions and balances in currencies other than the dollar are remeasured into dollars, in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the consolidated statement of operations as interest and

Cyota, Inc. Notes to Consolidated Financial Statements (Unaudited) U.S. dollars in thousands (except share and per share data)	2
other income or expense, as appropriate. For the three and nine months ended September 30, 2004 and 2005, such amounts were not material.
Amounts in the consolidated financial statements representing the U.S. dollar equivalents of balances denominated in other currencies do not necessarily represent their real or economic value in U.S. dollars.
Stock-based compensation
The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation (“FIN 44”) in accounting for its employee stock option plans. Under APB 25, when the exercise price of the Company’s share options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized. The pro forma disclosures required by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“FAS 123”), and Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123 (“FAS 148”) are provided below.
The Company applies FAS 123 and EITF 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services with respect to options issued to non-employees. FAS 123 requires use of an option valuation model to measure the fair value of the options at the grant date.
The following table provides a reconciliation of net loss to pro forma net loss as if compensation cost for stock options granted to employees had been determined using the fair value method prescribed by FAS 123. The estimated fair value of each stock option is calculated using the Black-Scholes option-pricing model:

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2004	2005	2004	2005
	(Unaudited)		(Unaudited)
Net loss, as reported	$(89)	$(820)	$(242)	$(2,804)
Add: Stock-based employee compensation expense included in net loss, as reported	—	308	—	875

Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards calculated with the use of a Black-Scholes option-pricing model	—	(336)	1	(946)

Pro forma net loss	$(89)	$(848)	$(241)	$(2,875)

Net loss per share

Basic and diluted net loss per share:
As reported	$(0.01)	$(0.04)	$(0.02)	$(0.15)

Pro forma	$(0.01)	$(0.04)	$(0.02)	$(0.16)

Cyota, Inc. Notes to Consolidated Financial Statements (Unaudited) U.S. dollars in thousands (except share and per share data)	3
The following weighted average assumptions were used: (1) risk-free interest rate of 3.97% and 4.18% for the three and nine months ended September 30, 2004 and 2005, respectively; (2) dividend yield of 0.00%; (3) expected life of five years; and (4) volatility of 100%.
Earnings per Share
Basic net loss per share (“Basic EPS”) is computed by dividing net loss available to common stockholders by the sum of the weighted average number of shares of common stock outstanding during the period, net of shares subject to repurchase, using the two-class method. The two-class method is an earnings allocation formula that determines earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Under the two-class method, income (loss) from continuing operations (or net income/loss) is reduced by the amount of dividends declared in the current period for each class of stock and by the contractual amount of dividends (or interest on participating income bonds) that must be paid for the current period. The remaining earnings are then allocated to common stock and participating securities to the extent that each security may share in earnings as if all of the earnings for the period had been distributed. The total earnings allocated to each security are determined by adding together the amount allocated for dividends and the amount allocated for a participation feature. The total earnings allocated to each security are then divided by the number of outstanding shares of the security to which the earnings are allocated to determine the earnings per share for the security.
Diluted earnings per share (“Diluted EPS”) gives effect to all dilutive potential ordinary shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The dilutive effect of outstanding stock options and warrants is computed using the treasury stock method.
As of September 30, 2004 and 2005, the Company had outstanding convertible preferred stock, warrants to purchase convertible preferred stock, warrants to purchase common stock and stock options to purchase an aggregate of 138,822,500 and 249,520,955 shares, respectively, which were not included in the calculation of Diluted EPS due to the anti-dilutive nature of these instruments.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash, cash equivalents, restricted cash and trade receivables. Cash and cash equivalents are maintained by major financial institutions in the United States and Israel. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.
The Company’s trade receivables are derived from sales to large financial institutions. The Company performs ongoing credit evaluations of its customers’ financial condition. The Company does not generally require collateral from its customers and substantially all of its trade receivables are unsecured. The Company maintains an allowance for doubtful accounts receivable based upon management’s experience and estimate of collectibility of each account. To date, the Company has not experienced any losses on its trade receivables. The risk of collection associated with trade receivables is mitigated by the variety and number of customers. As of December 31, 2004 and September 30, 2005, no allowance for doubtful accounts was required.
The following table summarizes revenues from customers who constituted in excess of 10% of total revenues:

Cyota, Inc. Notes to Consolidated Financial Statements (Unaudited) U.S. dollars in thousands (except share and per share data)	4

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
	(Unaudited)		(Unaudited)
Customer A	27%	19%	27%	19%
Customer B	16%	7%	14%	8%
Customer C	12%	8%	12%	11%
The following table summarizes accounts receivable from customers who constituted in excess of 10% of total accounts receivable:

		September 30,
	December 31,	2005
	2004	(Unaudited)
Customer A	22%	14%
Customer B	13%	9%
Customer C	18%	14%
3.	Other Payables and Accrued Expenses
Other payables and accrued expenses consist of the following:

		September 30,
	December 31,	2005
	2004	(Unaudited)
Accrued expenses	$515	$652
Deferred revenue	223	467
Government authorities and taxes payable	298	90
Accrued professional fees	117	22

Total	$1,153	$1,231

4.	Stockholders’ Equity
Warrants
In January 2005, previously outstanding warrants to purchase 800,000 shares of common stock expired unexercised. In September 2005, previously outstanding warrants to purchase 218,840 shares of common stock expired unexercised.
Stock Options and Deferred Stock Compensation
In March 2005, the Company’s board of directors approved the issuance of an aggregate 24,093,833 non-qualified stock options to certain employees and directors. The Company has determined that the estimated value of the underlying common stock was in excess of the exercise price of such stock options. As such, the Company recorded deferred stock compensation of $2,168 in connection with such grants during the nine months ended September 30, 2005. This deferred stock compensation will be amortized over the vesting periods in accordance with FASB Interpretation No. 28. For the three and nine months ended September 30, 2005, the Company recorded $308 and $875 of amortization of this deferred stock compensation, which is included as stock-based compensation in the accompanying consolidated statement of operations.

Cyota, Inc. Notes to Consolidated Financial Statements (Unaudited) U.S. dollars in thousands (except share and per share data)	5
5.	Commitments
In July 2005, the Company executed a new office lease for its New York headquarters, which will expire in 2016. Future minimum lease payments under this noncancelable lease are:

Years ending December 31,
2005	$31
2006	190
2007	222
2008	254
2009	254
Thereafter	1,674

Total minimum lease payments	$2,625

Contingencies
In 2000, the Company purchased two software licenses and certain maintenance services from a third party. The Company has not utilized the licenses and therefore has not paid a portion of the payments owed to the third party. In 2002, the Company received a notice from the third party claiming breach of contract. The Company has recorded a provision of approximately $300 based on management’s assessment of the outcome of the dispute. As of September 30, 2005, the dispute has not been settled.
The Company is involved from time to time in routine legal matters in the course of its business. Although the ultimate outcome of these matters is not presently determinable, management believes that the resolution of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or liquidity. Accordingly, no provision with regard to these matters has been recorded in the Company’s financial statements.
Indemnifications
The Company enters into various indemnification agreements in the ordinary course of business. Pursuant to these agreements, the Company typically indemnifies, holds harmless and agrees to reimburse the indemnified party for losses suffered or incurred by the indemnified party, generally its business partners or customers, in connection with (among other things) any patent, copyright or other intellectual property infringement claim by any third party with respect to the Company’s service offering. The term of these indemnification agreements is generally perpetual any time after execution of the agreement, subject to applicable statutes of limitations. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unspecified. To date, the Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements.
The Company also, in accordance with its By Laws, indemnifies certain officers and employees for certain events or occurrences, subject to certain limits, while the officer or employee is or was serving at its request in such capacity. The term of the indemnification period is indefinite. The maximum amount of potential future indemnification is unspecified. The Company has no reason to believe that there is any material liability for actions, events or occurrences that have occurred to date.
6.	Geographic Segment Information
The Company has determined that it has a single operating segment. The Company’s chief operating decision maker, its chief executive officer, reviews financial information and makes resource allocation decision on a combined basis. The Company’s operating segment is designing, developing, selling and marketing anti-fraud products and services to banks and financial institutions. As such, no operating segments have been aggregated. The Company’s sales and marketing

Cyota, Inc. Notes to Consolidated Financial Statements (Unaudited) U.S. dollars in thousands (except share and per share data)	6
operations are maintained in the United States. The Company maintains development operations in Israel. The Company attributes geographic revenues based on the location of the customer.
Geographic information for the three and nine months ended September 30, 2004 and 2005 are as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2005	2004	2005
	(Unaudited)		(Unaudited)
Net revenues
North America	$893	$1,847	$3,099	$4,766
Europe	490	946	1,272	2,603
Japan	76	154	205	392
Other	246	59	330	185

	$1,705	$3,006	$4,906	$7,946

		September 30,
	December 31,	2005
	2004	(Unaudited)
Long-lived assets
United States	$152	$336
Israel	302	664

	$454	$1,000

7.	Related Party Transactions
During the three and nine months ended September 30, 2004 and 2005, the Company generated revenues of $76, $205, $154 and $392 from a distribution agreement with a distributor who is also a stockholder of the Company. The Company believes that the revenues recognized under this agreement represent arms-length negotiated rates. As of December 31, 2004 and September 30, 2005, the outstanding accounts receivable from the distributor were $34 and $66, respectively.
In August 2004, the Company loaned $32 to its chief executive officer. This loan bears interest at a rate of 1% per annum and is due upon the earlier of August 1, 2014, the Company’s registration for an initial public offering, a merger, sale or consolidation of the Company or the termination of his employment. The loan is full recourse and is secured by founder shares owned by the chief executive officer.
8.	Subsequent Events
On December 30, 2005, pursuant to an Agreement and Plan of Merger dated December 2, 2005 among RSA Security Inc., Cyota, Inc., Powder Acquisition Corporation, a wholly owned subsidiary of RSA Security Inc., and Andrew Zalasin, in his capacity as the Cyota stockholders’ representative (the “Merger Agreement”), RSA Security Inc. acquired all of the outstanding capital stock of the Company, and Powder Acquisition Corporation merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of RSA Security (the “Merger”).
Pursuant to the Merger Agreement, each share of the Company’s preferred and common stock outstanding before the consummation of the Merger was converted into the right to receive $0.5176 in cash. RSA Security paid $128.8 million in cash in the aggregate for all of the outstanding capital stock of the Company and $5.5 million in cash to fund a three-year retention pool. In addition, RSA Security assumed all outstanding stock options of the Company, with a value of approximately $10.7 million.